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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


     SUBSIDIARY                              STATE OF INCORPORATION
     ----------                              ----------------------

AMITE FOUNDRY AND MACHINE, INC.                   LOUISIANA

PROSPECT FOUNDRY, INC.                            MINNESOTA

QUAKER ALLOY, INC.                                PENNSYLVANIA

CANADIAN STEEL FOUNDRIES LTD.                     CANADA

KRAMER INTERNATIONAL, INC.                        WISCONSIN

EMPIRE STEEL CASTINGS, INC.                       PENNSYLVANIA

LA GRANGE FOUNDRY INC.                            MISSOURI

THE G&C FOUNDRY COMPANY                           OHIO